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                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                  COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES


The following tabulation presents the calculation of basic and diluted earnings per common share for the six months and three-month periods ended June 30, 2001 and 2000:

                                                                    Six Months Ended                    Three Months Ended
                                                                         June 30,                            June 30,
                                                            ------------------------------        -------------------------------
                                                               2001               2000               2001                 2000
                                                            -----------        -----------        -----------         -----------
Reported net income (loss) .........................        $   648,727        $   743,573        $  (156,363)        $   289,636
                                                            ===========        ===========        ===========         ===========

EARNINGS (LOSS) ON COMMON SHARES ...................        $   648,727        $   743,573        $  (156,363)        $   289,636
                                                            ===========        ===========        ===========         ===========

WEIGHTED AVERAGE COMMON
      SHARES OUTSTANDING - BASIC ...................          4,538,622          4,458,164          4,595,760           4,461,265
                                                            ===========        ===========        ===========         ===========

EARNINGS (LOSS) PER COMMON SHARE - BASIC
  INCOME (LOSS) FROM CONTINUING OPERATIONS .........        $      0.14        $      0.17        $     (0.03)        $      0.07
                                                            ===========        ===========        ===========         ===========

    Net income (loss) ..............................        $      0.14        $      0.17        $     (0.03)        $      0.07
                                                            ===========        ===========        ===========         ===========

Weighted average common
      shares outstanding - diluted .................          4,538,622          4,664,451          4,595,760           4,669,014
                                                            ===========        ===========        ===========         ===========

Earnings (loss) per common share - diluted
    Income (loss) from continuing operations .......        $      0.14        $      0.16        $     (0.03)        $      0.06
                                                            ===========        ===========        ===========         ===========

    Net income (loss) ..............................        $      0.14        $      0.16        $     (0.03)        $      0.06
                                                            ===========        ===========        ===========         ===========



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